EXHIBIT 32

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF

 THE SARBANES-OXLEY ACT OF 2002

George R. Lefevre, as Chief Executive Officer of MotivNation, Inc. (the “Company”), and Jay Isco, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, that

(1)         the Company’s Annual Report of Form 10-KSB for the period ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the applicable requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)          the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 17, 2007

/s/ George LeFevre

George R. Lefevre

Chief Executive Officer

Dated: April 17, 2007
/s/ Jay Isco Jay Isco

Chief Financial Officer